FULUCAI PRODUCTIONS LTD.

Management Discussion and Analysis

For the nine months ended January 31, 2013 and 2012

FULUCAI PRODUCTIONS LTD.
FORM 51-102F1-MANAGEMENT DISCUSSION & ANALYSIS
FOR THE NINE MONTHS ENDED JANUARY 31, 2013 AND 2012

INTRODUCTION

The following Management’s Discussion and Analysis (“MD&A”) of Fulucai Productions Ltd. (“Fulucai” or the “Company”) is intended to assist in the understanding of the trends and significant changes in the Company's financial condition and results of operations for the nine months ended January 31, 2013 and 2012. It should be read in conjunction with the unaudited financial statements including the notes thereto for the nine months ended January 31, 2013 and 2012 and the audited financial statements including the notes thereto for the years ended April 30, 2012 and 2011.

The following information has been prepared by management in accordance with United States Generally Accepted Accounting Principles (“US GAAP”) unless otherwise indicated.

Forward Looking Statements

This MD&A may contain “forward-looking statements”.  Forward-looking statements include but are not limited to, statements regarding management’s expectations, future anticipated programs and the timing thereof, and business and financing plans. Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are statements which by their nature refer to future events. The Company cautions investors that any forward-looking statements by the Company are not guarantees of future performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, the Company’s ability to acquire, develop and operate solar parks in order to continue its projected growth, to raise the necessary capital t undertake its plans or to be fully able to implement its business strategies.

Historical results of operations and trends that may be inferred from this MD&A may not necessarily indicate future results from operations. In particular, the current state of the global securities markets may cause significant reductions in the price of the Company’s securities and render it difficult or impossible for the Company to raise the funds necessary to continue operations.

All of the Company's public disclosure filings, including its most recent management information circular, material change reports, press releases and other information, may be accessed via www.sec.gov OR by viewing the Company’s Issuer Profile on SEDAR at www.sedar.com.  Readers are urged to review these materials.

DATE

This MD&A has been prepared by management as of April 5, 2013, and reflects information available as at April 5, 2013.

OVERVIEW OF THE BUSINESS

Fulucai Productions Ltd. was incorporated on March 26, 2010 under the laws of the State of Nevada and is referenced herein as either "Fulucai", "the Company", "we", "us" or "our".  We are a development stage independent concept developer in the field of television and motion pictures having our principal office located at 920 Crescent Blvd SW, Calgary, Alberta T2S 1L5 . Our phone number is (403) 880-7474 Our website is at www.fulucai.tv.

Currently, we are a television and movie production company.   Our initial plan of operation was to develop reality-based show concepts for sale to television and Internet production interests.  This planned development was expected to include the production of “trailers”. Trailers are short videos that demonstrate the concept to potential buyers.   We developed our first reality show, however, we were unable to find a buyer and we determined to undertake production of a full-length feature film, “Inevitable” which was completed as of May 20, 2012 for approximately $11,000.

On March 28, 2011, the Company and Octacation Productions Ltd. (“Octacation”) entered into a Development Agreement under which the Company was to provide video production and post-production services for the development of a marketing video for Octacation’s movie, “Smack in the Middle of Nowhere”.

FULUCAI PRODUCTIONS LTD.
FORM 51-102F1-MANAGEMENT DISCUSSION & ANALYSIS
FOR THE NINE MONTHS ENDED JANUARY 31, 2013

Under the terms of the Agreement, the Company was to provide video production and post-production services, voice acquisition and mixing, sound effects, non-union actors, craft services, direction, and editing. Any and all other services, including music, are considered extras and billed on a cost-plus-20% basis.  During May, 2011, Octacation experienced a disruption in its operations due to a situation where it could not access its funds in order to progress the contract with the Company and on May 31, 2011 due to a lack of available funding Octacation terminated its agreement with the Company.

On October 14, 2011, the Company and its President at the time, James Durward, entered into a Royalty Agreement whereby the Company acquired all rights to the intellectual property known as “All the Wrong Reasons” as registered with the Writer’s Guild of America Registration Number 1533357 (the “Production”).  Mr. Durward will receive a 20% gross overriding royalty on any and all worldwide revenues generated by, or derived from, the production. The production was re-named “Inevitable” and is referred to previously in this section.

In the spring of 2012 the Company began to investigate further opportunities to expand its area of focus into new projects.  On April 4, 2012, the Company and SFT Diversified Global LLC (“SFT”) entered into an Assignment Agreement (the “Agreement”) whereby SFT assigned all rights and interest in an option agreement between SFT and Orion Oil & Gas Properties, a Texas General Partnership (the “Option”). Under the terms of the Option, the Company acquired the rights to acquire certain surface and sub-surface mineral rights, including but not limited to natural gas and oil mineral rights being, lying and situated in the Counties of Cherokee, DeKalb, Etowah, Jackson and Marshall, in the State of Alabama, subject to an initial deposit for the Option of $1,000,000.  The Company was unable to raise the funds required under the Option and on May 31, 2012, the Agreement was in default and the Company determined in early June 2012 not to pursue the Option.

On June 29, 2012, we finalized negotiations with Equine Venture Group, Inc. (“Equine”) and entered into an acquisition agreement with Equine and Equine’s sole shareholder, Jennifer Serek (“Serek”) to acquire all of the issued and outstanding shares of Equine.  The transaction with Equine was not completed.

On July 27, 2012, Mr. James Durward and Mr. Gordon Rix resigned as officers and directors of the Company. Ms. Jennifer Serek was appointed the sole officer and director of the Company.

During the summer of 2012, the Company also submitted the Production (referenced above) to a variety of film festivals world-wide in an attempt to have it picked up for distribution.

On September 5, 2012, Ms. Jennifer Serek resigned as President, Chief Executive Officer and Treasurer of the Company.  On September 5 2012, the Board of Directors appointed John Carl Anderson the President, Chief Executive Officer Treasurer and a Director of the Company. On September 17, 2012, Mr. John Carl Anderson, resigned as President, Chief Executive Officer, Treasurer and a Director of the Company and Mr. John Demoleas was appointed President, Chief Executive Officer, Treasurer and a Director of the Company.

Effective November 15, 2012, the Company entered into a licensing and distribution agreement with ConvergTV (CGTV) whereby CTV was granted the worldwide rights and license to the movie Inevitable (the “Program”) for a period of two years commencing November 15, 2012. CGTV will get any and all License Rights, all rights of distribution, the right to copy and reproduce the Program, the right to create derivative works of the Program for the purpose of creating branding elements and short form promotional materials (“Promotional Works”), the right to sell copies, the right to import and export the Program and the Promotional Works, the right to display the Program and Promotional Works publicity, the right to transmit the Program and Promotional Works through any transmission or delivery method that exists today, or that is created in the future, to any number of devices or users, including transmission through simultaneous delivery or streaming, and the right to sublicense and/or assign some or all of these rights to others. The Company will receive a share of the revenues from revenues earned by CGTV in regard to its licensing and distribution.  There have been no revenues or expenses related to the CGTV contract in regard to Inevitable to the date of this filing.  ConvergTV has advised that the channel that is supposed to carry Inevitable has not yet been launched and that the launch date is not known at this time.

On November 21, 2012, Ms. Jennifer Serek resigned as Secretary and Director of the Company.

On November 23, 2012, Mr. John Demoleas resigned as President, Chief Executive Officer, Treasurer and Chief Financial Officer of the Company, and concurrently, the Board of Directors appointed Malcolm Albery as the President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and a Director of the Company.

FULUCAI PRODUCTIONS LTD.
FORM 51-102F1-MANAGEMENT DISCUSSION & ANALYSIS
FOR THE NINE MONTHS ENDED JANUARY 31, 2013

On November 26, 2012, Mr. John Demoleas resigned as a Director of the Company.

The Company intends to continue to pursue its original business plan, and to continue to review other potential acquisitions; however, the loss of James Durward and Gordon Rix as directors and officers may make it more difficult for the Company to progress its currently planned business.

In the current development stage, we anticipate incurring operating losses as we implement our business plan.

Subsequent Events

None.

SUMMARY OF QUARTERLY RESULTS

	Jan 31, 13	Oct 31, 12	July 31, 12	Apr 30, 12
	Q3	Q2	Q1	Q4
Revenue	-	-	-	-
Operating expenses
Depreciation	1,875	1,875	1,874	1,860
Professional expenses	9,610	3,285	10,757	3,442
Director fees	5,000
Video production	-	-	-	-
General and administration	5,162	2,289	6,484	5,211
Total operation expenses	21,647	7,449	19,115	10,513
Interest expenses	732	123
Net loss for the period	(22,379)	(7,449)	(19,115)	(10,513)
Loss per Share – basic and diluted	(0.00)	(0.00)	(0.00)	(0.00)
Total Assets	9,066	10,940	21,566	17,407
Total long-term financial liabilities	-	-	-	-

	Jan 31,12	Oct 31, 11	July 31, 11	Apr 30, 11
	Q3	Q2	Q1	Q4
Revenue	-	-	15,750	-
Operating expenses
Depreciation	1,822	1,647	1,572	542
Professional expenses	3,564	21,703	6,804	7,117
Video production	5,000	3,000	-	-
Consulting fees	-	-	7,000	-
General and administration	4,719	5,060	1,941	7,450
Total operating expenses	15,105	31,410	17,317	15,109
Net loss for the period	(15,105)	(31,410)	(1,567)	(15,109)
Loss per Share – basic and diluted	(0.00)	(0.00)	(0.00)	(0.00)
Total Assets	18,978	34,133	74,854	75,743
Total long-term financial liabilities	-	-	-	-

FULUCAI PRODUCTIONS LTD.
FORM 51-102F1-MANAGEMENT DISCUSSION & ANALYSIS
FOR THE NINE MONTHS ENDED JANUARY 31, 2013

Discussion of Quarterly Results

Quarter over quarter operating results reflect relatively consistent quarterly expenditures for general and administrative expenses, management fees, professional fees and depreciation costs, with the following extraordinary items:

-	Video production costs during the three month periods ended October 31, 2011 and January 31, 2012 totaled $3,000 and $5,000 respectively;
-	The Company incurred consulting fees in the three month period ended July 31, 2011 totaling $7,000.
-	The Company incurred $5,000 as directors fees in the quarter ended January 31, 2013.
-	The Company incurred substantially increased professional fees during the quarter ended October 31, 2011 as we made application for DTC eligibility.
-
As a result of the receipt of certain loans for operating expenses during the quarters ended October 31, 2012 and January 31, 2013 the Company incurred interest expenses during each of the from the two quarters ending October 31, 2012 and January 31, 2013.

RESULTS OF OPERATIONS

Three months ended January 31, 2013 compared to three months ended January 31, 2012

Revenue

During the three month periods ended January 31, 2013 and January 31, 2012 we did not earn any revenue.

Expenses

Our operating loss, for the three month period ended January 31, 2013 was ($21,647) as compared to a loss of ($15,105) for the three month period ended January 31, 2012, of which $1,875 for the three months ended January 31, 2013 was depreciation as compared to $1,822 for depreciationin  the three months ended January 31, 2012, $9,610 for the three months ended January 31, 2013 ($3,564 – 2012) was paid for professional fees, including legal and audit, and $5,162 during the three months ended January 31, 2013 ($4,719 – 2012) for general office expenses, and  of $5,000 for the three months ended January 31, 2013  ($nil – 2012) for directors fees.   Interest expense was $732 for the three months ended January 31, 2013 ($Nil – 2012) resulting in a net loss of $22,379 for the three months ended January 31, 2013 ($15,105 – 2012).

Basic and diluted losses per share for the respective three month periods ended January 31, 2013 and January 31, 2012 was ($0.00).

Nine months ended January 31, 2013 compared to nine months ended January 31, 2012

Our operating loss, for the nine month period ended January 31, 2013 was ($48,211) as compared to an operating loss of ($48,083) for the nine month period ended January 31, 2012, of which $5,624 for the nine months ended January 31, 2013 was depreciation as compared to $5,041 for the nine months ended January 31, 2012, $23,652 ($32,071 – 2012) was paid for professional fees, including legal and audit, and $13,935 ($11,721 – 2012) for general office expenses, $5,000 for directors fees ($Nil – 2012,), offset by a reduction in consulting fees to nil from $7,000 (2012) and reduction in video production fees to nil from $8,000 (2012).  Interest expense was $855 for the nine months ended January 31, 2013 ($nil – 2012) resulting in a net loss of $49,066 for the nine months ended January 31, 2013 ($48,083 – 2012).

LIQUIDITY AND CAPITAL RESOURCES

As of January 31, 2013, we had total assets of $9,066 ($17,407 as at April 30, 2012) comprised of $Nil ($2,718 – April 30, 2012) in cash and $9,066 ($14,689 – April 30, 2012) in fixed assets, being equipment and software. This reflects a decrease of $8,341 in the value of our total assets from $17,407 on April 30, 2012. The decrease in assets is due to cash payments to vendors offset by  the cash advances  paid by the way of  shareholder loans. As of January 31, 2013, our total liabilities increased to $60,969 from $20,244 as of April 30, 2012 due to an increase in accounts payable, accounts payable- related-party and loan payable – related parties. During the nine months ended January 31, 2013 we did not generate any revenues as compared to the nine months ended January 31, 2012 when we generated $15,750 in revenues due to a production contract for our services.

FULUCAI PRODUCTIONS LTD.
FORM 51-102F1-MANAGEMENT DISCUSSION & ANALYSIS
FOR THE NINE MONTHS ENDED JANUARY 31, 2013

We do not have sufficient working capital to satisfy our cash requirements for the next twelve months of operations.

Management has determined it will continue with the Company’s movie production business and seek other potential acquisitions to increase stockholder value.   Effective November 15, 2012, the Company entered into a licensing and distribution agreement with ConvergTV (CGTV) whereby CTV was granted the worldwide rights and license to the movie Inevitable (the “Program”) for a period of two years commencing November 15, 2012. CGTV will get any and all License Rights all rights of distribution, the right to copy and reproduce the Program, the right to create derivative works of the Program for the purpose of creating branding elements and short form promotional materials (“Promotional Works”), the right to sell copies, the right to import and export the Program and the Promotional Works, the right to display the Program and Promotional Works publicity, the right to transmit the Program and Promotional Works through any transmission or delivery method that exists today, or that is created in the future, to any number of devices or users, including transmission through simultaneous delivery or streaming, and the right to sublicense and/or assign some or all of these rights to others. The Company will receive a share of the revenues from revenues earned by CGTV in regard to its licensing and distribution.  At this time the Company has no way to determine what revenues, if any, it will receive from this agreement.   The Company has been advised by CGTV that the station which is to air the Program has not yet been launched and there is no definitive launch date yet announced.   No revenues or expenses have been generated from this agreement to date.

We anticipate we will require a minimum of $125,000 to settle debt and for working capital as we estimate $50,000 for general and administrative expenses and to pay the fees required to maintain our filing status with the SEC for the next twelve months.   This amount does not assume any costs for additional productions or additional acquisitions, the amounts of which we cannot estimate at this time.  The Company has not determined whether to undertake further production projects at this time, but will continue to seek agreements to license its currently developed projects.    We do not have sufficient funds for the next twelve months of operations. We will be required to raise additional capital to continue operations. There can be no assurance that we will be able to raise any funds on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will not be able to meet our other obligations as they become due and we may be forced to cease the operation of the business. We currently do not have any negotiated funding available. It is unsure as to how we will raise the required funds to continue our current business.

GOING CONCERN

There is substantial doubt about our ability to continue as a going concern as the continuation of our business is dependent upon achieving success in our television and movie production efforts and ultimately having a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

OFF-BALANCE SHEET ARRANGEMENTS

The Company does not have any off-balance sheet arrangements.

 DISCLOSURE OF OUTSTANDING SHARE DATA

The Company has 200,000,000 shares of common stock authorized with a par value of $0.0001. As at July 31, 2012, January 31, 2013 and April 5, 2013, the Company had 90,000,000 shares issued and outstanding.

TRANSACTIONS BETWEEN RELATED PARTIES

On October 14, 2011, the Company and its then President, James Durward, entered into a Royalty Agreement whereby the Company has acquired all rights (“Rights”) to the intellectual property known as “All the Wrong Reasons” as registered with the Writer’s Guild of America Registration Number 1533357 (the “Production”). Mr. Durward will receive a 20% gross overriding royalty on any and all worldwide revenues generated by, or derived from, the Production. Please refer to Note 3 - Acquisition of Media Rights for further details.

Mr. Durward and Mr. Rix, both of whom are the former directors and officers of the Company hold gross overriding royalties on all revenues generated by the Company’s Properties. Please refer to Note 3 - Acquisition of Media Rights for further details.

During the three month period ended July 31, 2012, the Company received invoices from Mr. Durward, a former director and officer of the Company and a shareholder of the Company, totaling the amount of $9,455 (2011- $12,700) for costs related to video production, equipment, advances for the payment of Company invoices and general administration expenses paid by Mr. Durward on behalf of the Company. The Company made cash payments in the amount of $8,259 to Mr. Durward, leaving the amount of $6,253 due and owing, however, on September 27, 2012, the Company received notification of the assignment of debt from Mr. Durward to Able Star Capital Investment Ltd. (“Able Star”) therefore, as at January 31, 2013 the debt to Mr. Durward was retired in full and assigned to a related party as Able Star is a shareholder of the Company.

FULUCAI PRODUCTIONS LTD.
FORM 51-102F1-MANAGEMENT DISCUSSION & ANALYSIS
FOR THE NINE MONTHS ENDED JANUARY 31, 2013

During the three month period ended July 31, 2012, the Company received funds in the amount of $5,987 (CAD$6,000) from a shareholder of the Company. The Company received notification that as of September 27, 2012, the loan had been assigned to Able Star, a shareholder of the Company.  The Company received notification that as of October 9, 2012, Able Star  had paid the amount of $6,774 due and owing to another creditor of the Company.    During the nine month period ended January 31, 2013, Able Star paid the amount of  $27,090 (including CAD$5,000) due and owing to creditors of the Company.  Therefore the total amount of the debt owing to Able Star as at January 31, 2013 was $40,117 which is reflected as loans payable – related party.

The amounts owing to Able Star are unsecured, bear interest at 8% per annum, and are due on demand. During the period ended January 31, 2013, the accrued interest expense in the amount of $855 was reflected in the balance sheets as accounts payable and accrued expenses – related party.

During the nine months ended January 31, 2013, the Company received invoices from John Demoleas, a former director of the Company for director’s fees totaling $5,000.    As at January 31, 2013, the amount of $2,500 remains outstanding.  This amount is reflected in accounts payable as Mr. Demoleas is no longer a director of the Company.

PROPOSED TRANSACTIONS

As at the date of this filing the Company is continuing to pursue its original business plan, and is reviewing other potential acquisitions.

CRITICAL ACCOUNTING ESTIMATES

The preparation of our financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments which are based on historical experience and on various other factors that are believed to be reasonable under the circumstances. The results of their evaluation form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates under different assumptions and circumstances. Our significant accounting policies are more fully discussed in the Notes to our Financial Statements.

CHANGE IN ACCOUNTING POLICIES AND ADOPITON OF NEW ACCOUNTING STANDARDS

There are no new pronouncements that have current application to the Company, or may be applicable to the Company's future financial reporting.

RISK MANAGEMENT, CAPITAL MANAGEMENT AND FINANCIAL INSTRUMENTS

The Company manages its capital structure and makes adjustments to it based on the funds available to the Company in order to support future business opportunities. The Company defines its capital as shareholders’ equity. The Board of Directors does not establish quantitative return on capital criteria for management, but rather relies on the expertise of the Company’s management to manage its capital to be able to sustain the future development of the Company’s business.

The Company currently has no source of revenues, and therefore is dependent upon external financings to fund activities. In order to carry future projects and pay for administrative costs, the Company will spend its existing working capital and raise additional funds as needed. Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable. There were no changes in the Company’s approach to capital management during the fiscal year ended April 30, 2012, and during the period covered by this report. The Company is not subject to externally imposed capital requirements.

The Company classified its cash and cash equivalents as financial assets at fair value through profit or loss; accounts receivable as loans and receivables; and accounts payable and due to related parties as other financial liabilities. The carrying values of accounts receivable, accounts payable, and due to related parties approximate their fair values due to the short term to maturity of these financial instruments.

DISCLOSURE CONTROLS AND PROCEDURES

The Company follows requirements as set out under MI 51-105 and therefore follows the requirements as set out for Venture Issuers, and is exempt from certifying disclosure controls and procedures as well as internal controls over financial reporting. The Company currently files basic certificates which do not include assessments relating to establishment and maintenance of disclosure controls and procedures as defined under National Instrument 52-109.

Additional information about the Company may be obtained by viewing the Company’s Issuer Profile on SEDAR at www.sedar.com or at www.sec.gov